UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2010

NEOGENIX ONCOLOGY, INC.

(Exact name of Registrant as Specified in its Charter)

Maryland	0-53963	16-1697150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Northern Boulevard, Suite 24 Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 482-1200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 9, 2010, Neogenix Oncology, Inc. (the “Company”) entered into a Service Agreement with Catalent Pharma Solutions LLC (“Catalent”) for the development by Catalent of two high-expression production cell lines expressing the Company’s h16C3 and 31.1 antibodies. The total price to the Company of the services covering the two cell lines is fixed at $358,000, if carried to completion, payable in installments upon the completion of certain specified milestones. Either party has the right to terminate the agreement at any time and for any reason. If the agreement is terminated by the Company, the Company is obligated to pay all fees due as of the effective date of termination and pay all committed, non-cancellable pass-through costs owed to Catalent as of the effective date of termination. The agreement provides that the Company would need to enter into a separate license or other sale agreement with Catalent (on terms to be negotiated) in order to obtain access to any cell lines developed by Catalent.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

NEOGENIX ONCOLOGY, INC.

By:	/s/ Dr. Philip Arlen
Dr. Philip Arlen
Chief Executive Officer

Date: September 3, 2010